Exhibit 99.1

Media Contact:	Investor Contact:
Clark Finley 203-578-2429	Terry Mangan 203-578-2318
cfinley@westerbank.com	tmangan@websterbank.com

WEBSTER REPORTS $.90 IN PER SHARE NET INCOME
FOR THE FIRST QUARTER

WATERBURY, Conn., April 15, 2004 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced net income of $42.3 million in the first quarter, compared to $39.9 million in the year-ago period, an increase of 6 percent. Net income per diluted share was $.90 in the first quarter, an increase of 5 percent compared to $.86 in the year-ago period.

“We are pleased to report higher earnings and continuing double-digit loan and deposit growth,” stated Webster chairman and chief executive officer James C. Smith. “We look forward to advancing our strategic plan and capitalizing on new opportunities as we complete our conversion to a commercial bank. With our expansion into the Rhode Island and Massachusetts markets through our pending acquisition of FirstFed, Webster will become the largest independent bank headquartered in southern New England.”

Revenues and Expenses

Total revenues (net interest income plus total noninterest income) were $160.5 million in the first quarter, compared to $157.8 million a year ago. Impacting the quarter was the implementation on December 31, 2003 of Financial Accounting Standards Board Interpretation No. (“FIN”) 46 (revised), which required the reclassification of $3.5 million of capital trust securities expense in the first quarter of 2004 from noninterest expense to interest expense. Adjusting the prior period for this effect, total revenues would have grown by $5.6 million, or 4 percent, from a year ago.

Net interest income was $105.8 million in the first quarter of 2004, compared to $104.7 million in the year-ago period and $107.3 million in the fourth quarter. Excluding the effect of FIN 46R, net interest income would have grown by $4.1 million, or 4 percent, from a year ago and by $2.0 million, or 2 percent, from the fourth quarter. These increases reflect growth in the loan portfolio over the past year.

Webster’s net interest margin (annualized net interest income as a percentage of average earning assets) was 3.09 percent in the quarter compared to FIN 46R-adjusted 3.21 percent in the year-ago period and 3.08 percent in the fourth quarter. The decline from the year-ago period reflects the generally lower interest rate environment over the past year.

In the first quarter of 2004, total noninterest income increased 3 percent to $54.7 million, compared to $53.1 million in the year-ago period. Excluding securities gains of $5.5 million in the first quarter and $2.6 million in the year-ago period, noninterest income decreased 3 percent in the first quarter to $49.2 million from $50.5 million in the year-ago period. This decrease principally reflects reductions in financial advisory services due to the sale of Duff & Phelps during the quarter and lower net gains on sales of loans and loan servicing due to reduced mortgage origination volume. Partially offsetting this was growth in insurance revenues, wealth management and investment services and loan service fees.

Total noninterest expenses for the 2004 first quarter were $92.1 million, a decrease from $92.8 million in the year-ago period and $98.3 million in the fourth quarter. Adjusting for the effect of FIN 46R, noninterest expenses grew by $2.3 million, or 3%, from a year ago reflecting the impact of acquisitions and continuing investment in personnel, technology and infrastructure to meet our strategic plan for growth. Also adjusting for $1.3 million of acquisition costs in the fourth quarter, total noninterest expenses declined by $1.3 million, or 1%, largely as a result of active management of mortgage-related costs.

Balance Sheet Growth

At March 31, 2004, total assets were $15.1 billion, up 5 percent from $14.4 billion a year ago. Total loans of $9.5 billion at March 31, 2004 increased 12 percent from $8.5 billion the prior year. Deposits totaled $8.6 billion at March 31, 2004, up over $850 million, or 11 percent, compared to a year ago. Over the past year, core deposit growth was especially strong at 13 percent.

“Continuing strong loan and deposit growth have helped to produce another solid quarter and strengthened our growing commercial franchise,” stated Webster president and chief operating officer William T. Bromage.

At the end of the first quarter, commercial loans, including commercial real estate, were $3.4 billion, up 13 percent from $3.0 billion a year ago. Consumer loans, primarily home equity loans and lines, increased 18 percent to $2.2 billion, compared to $1.8 billion one year ago. All loan categories showed growth compared to the fourth quarter. Commercial and consumer loans comprised 58 percent of total loans at March 31, 2004, compared to 57 percent a year ago.

Core deposits (consisting of checking, money market and savings accounts) of $5.9 billion at March 31, 2004 increased by 13 percent from one year ago and represented 68 percent of total deposits, compared to 66 percent one year ago. Total deposits at March 31, 2004 grew at an annualized rate of 13 percent from year-end. Webster’s growth in deposits has been driven in part by its High Performance Checking products and the continuing success of its de novo branches in Fairfield County, Connecticut and Westchester County, New York.

Book value per common share of $26.18 at March 31, 2004 increased from $23.47 one year ago. Tangible book value per share of $19.60 at March 31, 2004 increased from $16.92 one year ago.

Asset Quality

Nonperforming assets totaled $41.3 million or 0.27 percent of total assets at March 31, 2004, compared to $61.9 million or 0.43 percent a year ago and $42.9 million or 0.29 percent at December 31, 2003.

“Webster’s commitment to a balanced and diversified portfolio has allowed us to maintain overall credit quality during a period of significant growth,” stated Webster chief financial officer William J. Healy.

The allowance for loan losses totaled $123.6 million, or 1.30 percent of total loans at March 31, 2004, compared to $118.6 million, or 1.39 percent, a year ago and $121.7 million, or 1.32 percent, at December 31, 2003. The ratio of the allowance to nonperforming loans at March 31, 2004 increased to 338 percent, compared to 219 percent a year ago and 323 percent at December 31, 2003. The improvements in this ratio are due primarily to the decline in nonperforming loans. The provision for loan losses totaled $5.0 million in the first quarter compared to $5.0 million in the year-ago period.

Webster’s net loan charge-offs in the first quarter of 2004 were $3.1 million compared to $3.4 million in the year-ago period. The annualized net charge-off ratio was 0.13 percent in the 2004 first quarter, compared to 0.16 percent in the year-ago period.

Strategic Actions

Webster announced in January that its Board of Directors has elected Laurence C. Morse to membership on Webster’s board, effective January 2004.

In March, Webster announced the sale of its majority interest in Duff & Phelps, LLC, the Chicago-based financial advisory services and investment banking firm, to a group including management teams from Duff & Phelps and Stone Ridge Partners and an investor group led by Lovell Minnick Partners, LLC. Webster will maintain a strategic alliance with Duff & Phelps, with preferred customer status.

FIRSTFED AMERICA BANCORP, INC., of Swansea, Massachusetts and the holding company for First Federal Savings Bank of America, has announced that its annual shareholder meeting will be on April 22. A shareholder vote to approve the sale of FIRSTFED to Webster is the primary agenda for the meeting. Webster had announced its definitive agreement to acquire FIRSTFED in October 2003.

Webster also is scheduled to appear before the Commonwealth of Massachusetts Board of Bank Inc. on April 27 to seek approval of the FIRSTFED sale. Board approval is anticipated to be the final regulatory stage for Webster. If approved, the sale of FIRSTFED to Webster will be finalized in the middle of the second quarter.

***

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $15.1 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 119 banking offices, 233 ATMs, a Connecticut-based call center and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A. In addition, Webster expects to close on its acquisition of FIRSTFED AMERICA BANCORP, INC., which has $2.6 billion in assets, during the second quarter of 2004.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s 2004 first quarter earnings announcement will be held today, Thursday, April 15, at 1:00 p.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-800-901-5218 (Access Code: 32674862). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2003.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three
	Months Ended March 31,
(In thousands, except per share data)	2004	2003
Net income and performance ratios (annualized):
Net income	$42,323	$39,937
Net income per diluted common share	0.90	0.86
Return on average shareholders’ equity	14.28%	15.21%
Return on average assets	1.15	1.16
Noninterest income as a percentage of total revenue	34.09	33.68
Efficiency Ratio (a)	57.40	58.80

Cash income and performance ratios (annualized) (b):
Net income	$42,323	$39,937
Tax-effected stock-based compensation	647	913
Tax-effected intangible amortization	2,660	2,575

Cash income	45,630	43,425
Cash income per diluted common share	0.97	0.94
Cash return on average shareholders’ equity	15.40%	16.54%
Cash return on average assets	1.24	1.27

Asset Quality:
Allowance for loan losses	$123,613	$118,596
Nonperforming assets	41,262	61,921
Allowance for loan losses / total loans	1.30%	1.39%
Net charge-offs/ average loans (annualized)	0.13	0.16
Nonperforming loans / total loans	0.38	0.64
Nonperforming assets / total assets	0.27	0.43
Allowance for loan losses / nonperforming loans	338.30	218.51

Other ratios (annualized):
Shareholders’ equity / total assets	8.03%	7.46%
Interest-rate spread	3.04	3.26
Net interest margin	3.09	3.30

Share related:
Book value per common share	$26.18	$23.47
Tangible book value per common share	19.60	16.92
Common stock closing price	50.71	35.12
Dividends declared per common share	0.21	0.19
Common shares issued and outstanding	46,299	45,617
Basic shares (average)	46,146	45,461
Diluted shares (average)	47,059	46,192

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	Webster adopted FIN 46R on December 31, 2003, and in accordance with its provisions, deconsolidated the capital trusts and reported the associated liabilities as other long-term debt. Commencing in 2004, the costs have been reclassified from noninterest expenses to interest expense.

(d)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

Consolidated Statements of Condition (unaudited)

	March 31,	December 31,	March 31,
(In thousands)	2004	2003	2003
Assets:
Cash and due from depository institutions	$230,137	$209,234	$238,370
Short-term investments	22,130	42,420	13,696
Securities:
Trading, at fair value	2,845	555	10,924
Available for sale, at fair value	4,231,102	4,128,255	4,497,686
Held-to-maturity securities	200,531	173,371	—

Total securities	4,434,478	4,302,181	4,508,610

Loans held for sale	135,771	89,830	321,637

Loans:
Residential mortgages	3,972,123	3,744,013	3,657,707
Commercial	2,101,195	2,040,921	1,947,167
Commercial real estate	1,288,509	1,281,516	1,062,891
Consumer	2,169,011	2,146,359	1,841,526

Total loans	9,530,838	9,212,809	8,509,291
Allowance for loan losses	(123,613)	(121,674)	(118,596)

Loans, net	9,407,225	9,091,135	8,390,695

Accrued interest receivable	51,297	52,756	58,137
Premises and equipment, net	99,866	95,631	82,525
Goodwill and intangible assets	322,483	330,929	320,942
Cash surrender value of life insurance	182,511	180,556	174,181
Prepaid expenses and other assets	204,372	174,018	246,866

Total Assets	$15,090,270	$14,568,690	$14,355,659

Liabilities and Shareholders’ Equity:
Deposits:
Demand deposits	$1,081,455	$1,090,060	$974,044
NOW accounts	1,098,972	1,052,690	991,592
Money market deposit accounts	1,779,468	1,581,276	1,454,157
Savings accounts	1,891,298	1,869,398	1,746,447
Certificates of deposit	2,676,910	2,681,986	2,543,060

Total retail deposits	8,528,103	8,275,410	7,709,300
Treasury deposits	109,979	96,725	74,509

Total deposits	8,638,082	8,372,135	7,783,809

Federal Home Loan Bank advances	2,437,014	2,511,495	2,885,098
Federal funds purchased and securities sold under agreements to repurchase	2,150,719	1,892,138	2,030,553
Other long-term debt(c)	532,760	532,760	326,000
Accrued expenses and other liabilities	110,156	97,690	128,921

Total liabilities	13,868,731	13,406,218	13,154,381

Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts(c)	—	—	121,255
Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,211,962	1,152,895	1,070,446

Total Liabilities and Shareholders’ Equity	$15,090,270	$14,568,690	$14,355,659

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2004	2003
Interest income:
Loans	$118,591	$113,221
Securities and short-term investments	44,608	51,745
Loans held for sale	1,070	4,481

Total interest income	164,269	169,447

Interest expense:
Deposits	25,830	29,418
Borrowings	32,633	35,353

Total interest expense	58,463	64,771

Net interest income	105,806	104,676
Provision for loan losses	5,000	5,000

Net interest income after provision for loan losses	100,806	99,676

Noninterest income:
Deposit service fees	17,185	16,890
Insurance revenue	11,638	10,964
Loan and loan servicing fees	6,649	5,905
Wealth and investment services	5,116	4,578
Financial advisory services	3,808	5,431
Gain on sale of loans and loan servicing, net	1,025	2,771
Increase in cash surrender value of life insurance	1,954	2,115
Other	1,848	1,861

	49,223	50,515
Gain on sale of securities, net	5,500	2,633

Total noninterest income	54,723	53,148

Noninterest expenses:
Compensation and benefits	53,127	50,561
Occupancy	8,365	8,099
Furniture and equipment	7,641	7,521
Intangible amortization	4,092	3,962
Marketing	2,984	3,485
Professional services	2,899	2,478
Capital trust securities(c)	—	2,922
Other	13,033	13,778

Total noninterest expenses	92,141	92,806

Income before income taxes	63,388	60,018
Income taxes	21,065	20,081

Net income	$42,323	$39,937

Net income per common share:
Basic	$0.92	$0.88
Diluted	0.90	0.86

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2004	2003	2003	2003	2003
Interest income:
Loans	$118,591	$117,982	$114,750	$114,724	$113,221
Securities and short-term investments	44,608	43,065	42,050	45,772	51,745
Loans held for sale	1,070	1,791	4,896	4,241	4,481

Total interest income	164,269	162,838	161,696	164,737	169,447

Interest expense:
Deposits	25,830	26,319	26,824	28,750	29,418
Borrowings	32,633	29,224	33,943	35,368	35,353

Total interest expense	58,463	55,543	60,767	64,118	64,771

Net interest income	105,806	107,295	100,929	100,619	104,676
Provision for loan losses	5,000	5,000	10,000	5,000	5,000

Net interest income after provision for loan losses	100,806	102,295	90,929	95,619	99,676

Noninterest income:
Deposit service fees	17,185	17,731	17,868	17,529	16,890
Insurance revenue	11,638	9,077	9,954	9,980	10,964
Loan and loan servicing fees	6,649	8,001	7,755	4,723	5,905
Wealth and investment services	5,116	4,416	4,826	4,521	4,578
Financial advisory services	3,808	7,265	4,833	5,229	5,431
Gain on sale of loans and loan servicing, net	1,025	2,854	9,829	4,066	2,771
Increase in cash surrender value of life insurance	1,954	2,082	2,150	2,143	2,115
Other	1,848	2,402	2,737	1,423	1,861

	49,223	53,828	59,952	49,614	50,515
Gain on sale of securities, net	5,500	2,715	4,560	8,666	2,633

Total noninterest income	54,723	56,543	64,512	58,280	53,148

Noninterest expenses:
Compensation and benefits	53,127	53,722	51,592	50,506	50,561
Occupancy	8,365	7,470	7,457	7,672	8,099
Furniture and equipment	7,641	7,792	8,255	7,575	7,521
Intangible amortization	4,092	4,067	4,001	3,968	3,962
Marketing	2,984	2,058	2,729	3,236	3,485
Professional services	2,899	3,654	2,582	2,994	2,478
Capital trust securities (c)	—	3,485	2,774	2,742	2,922
Acquisition costs	—	1,349	142	6	—
Other	13,033	14,683	14,165	14,500	13,778

Total noninterest expenses	92,141	98,280	93,697	93,199	92,806

Income before income taxes	63,388	60,558	61,744	60,700	60,018
Income taxes	21,065	19,172	20,429	20,090	20,081

Net income	$42,323	$41,386	$41,315	$40,610	$39,937

Net income per common share:
Basic	$0.92	$0.90	$0.91	$0.89	$0.88
Diluted	0.90	0.89	0.89	0.88	0.86

See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

	March	December	September	June	March
Three Months Ended,	2004	2003	2003	2003	2003
Interest-rate spread
Total interest-earning assets	4.78%	4.81%	4.75%	5.06%	5.35%
Total interest-bearing liabilities	1.74	1.68	1.80	2.00	2.09

Interest-rate spread	3.04%	3.13%	2.95%	3.06%	3.26%
Net interest margin	3.09	3.18	2.99	3.10	3.30

Retail interest-rate spread
Yield on loans and loans held for sale	5.05%	5.09%	5.09%	5.30%	5.52%
Cost of deposits	1.24	1.26	1.32	1.46	1.57

Spread	3.81%	3.83%	3.77%	3.84%	3.95%

Wholesale interest-rate spread Yield on securities and short-term	4.19%	4.17%	4.02%	4.52%	5.02%
investments
Cost of borrowings	2.56	2.41	2.55	2.88	2.90

Spread	1.63%	1.76%	1.47%	1.64%	2.12%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended March 31,	2004			2003
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate
Assets:
Interest-earning assets:
Loans	$9,368,169	$118,591	5.05%	$8,225,032	$113,221	5.52%
Securities	4,331,501	45,161	4.22 (d)	4,208,492	52,027	5.05 (d)
Loans held for sale	85,276	1,070	5.02	327,620	4,481	5.47
Short-term investments	35,759	66	0.73	27,260	62	0.91

Total interest-earning assets	13,820,705	164,888	4.78	12,788,404	169,791	5.35

Noninterest-earning assets	889,392			935,423

Total assets	$14,710,097			$13,723,827

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,058,849	$—	—%	$951,230	$—	—%
Savings, NOW and money market deposit accounts	4,539,038	8,984	0.80	3,982,828	11,204	1.14
Time deposits	2,789,750	16,846	2.43	2,663,492	18,214	2.77

Total deposits	8,387,637	25,830	1.24	7,597,550	29,418	1.57

Federal Home Loan Bank advances	2,428,829	19,004	3.10	2,581,216	23,791	3.69
Fed funds and repurchase agreements	2,093,519	5,431	1.03	2,000,136	6,252	1.25
Other long-term debt (c)	532,760	8,198	6.16	297,111	5,310	7.15

Total borrowings	5,055,108	32,633	2.56	4,878,463	35,353	2.90

Total interest-bearing liabilities	13,442,745	58,463	1.74	12,476,013	64,771	2.09

Noninterest-bearing liabilities	72,405			66,604

Total liabilities	13,515,150			12,542,617
Capital securities and preferred stock of subsidiary corporation (c)	9,577			130,832
Shareholders’ equity	1,185,370			1,050,378

Total liabilities and shareholders’ equity	$14,710,097			$13,723,827

		106,425			105,020
Less: tax-equivalent adjustment		(619)			(344)

Net interest income		$105,806			$104,676

Interest-rate spread			3.04%			3.26%

Net interest margin			3.09%			3.30%

See Selected Financial Highlights for footnotes.

Asset Quality (unaudited)

	At or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
( Dollars in thousands)	2004	2003	2003	2003	2003
Nonperforming Assets

Nonperforming loans:
Commercial:
Commercial	$11,832	$14,266	$17,024	$27,881	$27,784
Specialized industry	5,019	6,427	6,493	3,399	3,399
Equipment financing	5,561	5,583	8,241	8,722	8,960

Total commercial	22,412	26,276	31,758	40,002	40,143
Commercial real estate	5,583	4,281	1,940	4,920	6,910
Residential	7,941	6,128	7,087	6,596	5,712
Consumer	604	959	718	767	1,510

Total nonperforming loans	36,540	37,644	41,503	52,285	54,275

Loans held for sale	—	—	—	—	3,444

Other real estate owned and repossessed assets:
Commercial	4,273	4,296	4,019	4,224	3,967
Residential	325	942	541	520	234
Consumer	124	—	—	9	1

Total other real estate owned and repossessed assets	4,722	5,238	4,560	4,753	4,202

Total nonperforming assets	$41,262	$42,882	$46,063	$57,038	$61,921

Summary of Classified Loans
Substandard:
Accruing	$87,477	$72,638	$69,216	$62,064	$74,398
Nonaccruing	31,595	29,403	36,365	44,313	45,005

Total substandard	119,072	102,041	105,581	106,377	119,403
Doubtful:
Nonaccruing	4,377	6,791	3,792	6,617	7,279
Loss	—	—	—	—	—

Total classified loans	$123,449	$108,832	$109,373	$112,994	$126,682

Classified as a percent of total loans	1.3%	1.2%	1.2%	1.3%	1.5%

Allowance for Loan Losses (unaudited)

	At or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
( Dollars in thousands)	2004	2003	2003	2003	2003
Allowance for Loan Losses

Beginning balance	$121,674	$117,707	$119,239	$118,596	$116,804
Allowance for purchased loans	—	1,970	—	—	146
Provision	5,000	5,000	10,000	5,000	5,000
Charge-offs:
Commercial:
Specialized industry	826	558	3,870	327	—
All other commercial	2,249	2,949	9,361	4,232	3,601

Total commercial	3,075	3,507	13,231	4,559	3,601
Residential	983	330	39	160	78
Consumer	97	174	122	153	195

Total charge-offs	4,155	4,011	13,392	4,872	3,874
Recoveries	(1,094)	(1,008)	(1,860)	(515)	(520)

Net loan charge-offs	3,061	3,003	11,532	4,357	3,354

Ending balance	$123,613	$121,674	$117,707	$119,239	$118,596

Asset Quality Ratios:
Allowance for loan losses / total loans	1.30%	1.32%	1.29%	1.37%	1.39%
Net charge-offs/ average loans (annualized)	0.13	0.13	0.52	0.20	0.16
Nonperforming loans / total loans	0.38	0.41	0.46	0.60	0.64
Nonperforming assets / total assets	0.27	0.29	0.32	0.39	0.43
Allowance for loan losses / nonperforming loans	338.30	323.22	283.61	228.06	218.51